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                        INTERNATIONAL DAIRY QUEEN, INC.
                         PROXY FOR CLASS B COMMON STOCK
                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                          , 199

    The undersigned stockholder of International Dairy Queen, Inc. ("Dairy Queen") hereby appoints John W. Mooty and Michael P. Sullivan or either of them, as attorneys, agents and proxies of the undersigned, with full power of substitution in each of them, to vote, in the name and on behalf of the undersigned at the Special Meeting of Stockholders (the "Meeting") of Dairy
Queen to be held on             , 1997, at        , in the General Offices of
Dairy Queen, 7505 Metro Boulevard, Minneapolis, Minnesota, and at all adjournments thereof, all of the shares of Class B Common Stock of Dairy Queen which the undersigned would be entitled to vote if personally present, with all powers the undersigned would possess if personally present.

    PROPOSAL--To approve and adopt the Agreement and Plan of Merger, dated as of October 21, 1997 (the "Merger Agreement"), by and among Dairy Queen, Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), and QDI, Inc., a Delaware corporation and a wholly owned subsidiary of Berkshire ("Merger Sub"), and to approve the transactions contemplated thereby, including the merger of Dairy Queen with and into Merger Sub.

              / /  FOR          / /  AGAINST          / /  ABSTAIN

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)
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                          (CONTINUED FROM OTHER SIDE)

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting
and the Proxy Statement/Prospectus dated             , 1997 relating to the
Special Meeting.

    ALL SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

    Either of said attorneys or their substitutes who shall be present and act, or if only one shall attend, then that one, shall have and may exercise all the powers of said attorneys hereunder.
                                              Dated: _____________________, 19__
                                              __________________________________
                                                         (Signature)
                                              __________________________________
                                                  (Joint Owner's Signature)

                                              When signing as attorney,
                                              guardian, executor, administrator
                                              or trustee, please give title. If
                                              the signer is a corporation,
                                              please give the full corporate
                                              name, and sign by a duly
                                              authorized officer, showing the
                                              officer's title. EACH joint owner
                                              is required to sign.

                 PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY.
                     YOUR COOPERATION WILL BE APPRECIATED.